EXHIBIT 10.1

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                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

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                   THE BANK OF NEW YORK COMMERCIAL CORPORATION
                            (AS LENDER AND AS AGENT)

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                                       AND

                                NATWEST BANK N.A.

                                  (AS A LENDER)

                                      WITH

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                         SEAMAN FURNITURE COMPANY, INC.
                                   (BORROWER)

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                                 April 26, 1996

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
                                Table of Contents
I.         DEFINITIONS..................................................................................................  1
           1.1.          Accounting Terms...............................................................................  1
           1.2.          General Terms..................................................................................  1
           1.3.          Uniform Commercial Code Terms.................................................................. 16
           1.4.          Certain Matters of Construction................................................................ 16

II.        ADVANCES, PAYMENTS........................................................................................... 17
           2.1.          (a)  Revolving Advances........................................................................ 17
                         (b)  Discretionary Rights...................................................................... 17
                         (c)  Overadvance............................................................................... 17
           2.2.          Procedure for Revolving Advances Borrowing..................................................... 18
           2.3.          Disbursement of Advance Proceeds............................................................... 20
           2.4.          Repayment of Advances.......................................................................... 20
           2.5.          Repayment of Excess Advances................................................................... 21
           2.6.          Statement of Account........................................................................... 21
           2.7.          Letters of Credit ............................................................................. 21
           2.8.          Issuance of Letters of Credit.................................................................. 22
           2.9.          Requirements For Issuance of Letters of Credit................................................. 22
           2.10.         Additional Payments............................................................................ 23
           2.11.         Manner of Borrowing and Payment................................................................ 24
           2.12.         Defaulting Lender.............................................................................. 25

III.       INTEREST AND FEES............................................................................................ 26
           3.1.          Interest....................................................................................... 26
           3.2.          Letter of Credit Fees.......................................................................... 27
           3.3.          (a)        Closing Fee......................................................................... 28
                         (b)        Facility Fee........................................................................ 28
           3.4.          Collateral Audit Fee........................................................................... 28
           3.5.          Computation of Interest and Fees............................................................... 28
           3.6.          Maximum Charges................................................................................ 28
           3.7.          Increased Costs................................................................................ 29
           3.8.          Basis For Determining Interest Rate Inadequate or
                         Unfair......................................................................................... 29
           3.9.          Capital Adequacy............................................................................... 30

IV.        COLLATERAL:  GENERAL TERMS................................................................................... 31
           4.1.          Security Interest in the Collateral............................................................ 31
           4.2.          Perfection of Security Interest................................................................ 31
           4.3.          Disposition of Collateral...................................................................... 32
           4.4.          Preservation of Collateral..................................................................... 32
           4.5.          Ownership of Collateral........................................................................ 32
           4.6.          Defense of Agent's and Lender's Interests...................................................... 32
           4.7.          Books and Records.............................................................................. 33
           4.8.          Financial Disclosure........................................................................... 33
           4.9.          Compliance with Laws........................................................................... 33
           4.10.         Inspection of Premises......................................................................... 34
           4.11.         Insurance...................................................................................... 34
           4.12.         Failure to Pay Insurance....................................................................... 35
           4.13.         Payment of Taxes............................................................................... 35
           4.14.         Payment of Leasehold Obligations............................................................... 36
           4.15.         Receivables.................................................................................... 36
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
                         (a)        Nature of Receivables............................................................... 36
                         (b)        Solvency of Customers............................................................... 36
                         (c)        Locations of Borrower............................................................... 36
                         (d)        Collection of Receivables........................................................... 36
                         (e)        Notification of Assignment of Receivables........................................... 37
                         (f)        Power of Agent to Act on Borrower's Behalf.......................................... 37
                         (g)        No Liability........................................................................ 38
                         (h)        Establishment of a Lockbox Account, Dominion
                                    Account............................................................................. 38
                         (i)        Adjustments......................................................................... 38
           4.16.         Inventory...................................................................................... 39
           4.17.         Maintenance of Equipment....................................................................... 39
           4.18.         Exculpation of Liability....................................................................... 39
           4.19.         Environmental Matters.......................................................................... 39
           4.20.         Financing Statements........................................................................... 42
           4.21.         Inventory...................................................................................... 42

V.         REPRESENTATIONS AND WARRANTIES............................................................................... 42
           5.1.          Authority...................................................................................... 42
           5.2.          Formation and Qualification.................................................................... 43
           5.3.          Survival of Representations and Warranties..................................................... 43
           5.4.          Tax Returns.................................................................................... 43
           5.5.          Financial Statements........................................................................... 43
           5.6.          Corporate Name................................................................................. 44
           5.7.          O.S.H.A. and Environmental Compliance.......................................................... 44
           5.8.          Solvency; No Litigation, Violation, Indebtedness
                         or Default..................................................................................... 45
           5.9.          Patents, Trademarks, Copyrights and Licenses................................................... 46
           5.10.         Licenses and Permits........................................................................... 47
           5.11.         Default of Indebtedness........................................................................ 47
           5.12.         No Default..................................................................................... 47
           5.13.         No Burdensome Restrictions..................................................................... 47
           5.14.         No Labor Disputes.............................................................................. 47
           5.15.         Margin Regulations............................................................................. 47
           5.16.         Investment Company Act......................................................................... 48
           5.17.         Disclosure..................................................................................... 48
           5.18.         Conflicting Agreements......................................................................... 48
           5.19.         Application of Certain Laws and Regulations.................................................... 48
           5.20.         Business and Property of Borrower.............................................................. 48

VI.        AFFIRMATIVE COVENANTS........................................................................................ 48
           6.1.          Payment of Fees................................................................................ 48
           6.2.          Conduct of Business and Maintenance of Existence
                         and Assets..................................................................................... 49
           6.3.          Violations..................................................................................... 49
           6.4.          Government Receivables......................................................................... 49
           6.5.          Tangible Net Worth............................................................................. 49
           6.6.          Net Income..................................................................................... 50
           6.7.          Indebtedness to Net Worth...................................................................... 50
           6.8.          Fixed Charge Coverage.......................................................................... 50
           6.9.          Execution of Supplemental Instruments.......................................................... 50
           6.10.         Payment of Indebtedness........................................................................ 50
           6.11.         Standards of Financial Statements.............................................................. 50

VII.       NEGATIVE COVENANTS........................................................................................... 51
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
           7.1.  Merger, Consolidation, Acquisition and Sale of
                         Assets......................................................................................... 51
           7.2.          Creation of Liens.............................................................................. 51
           7.3.          Guarantees..................................................................................... 51
           7.4.          Investments.................................................................................... 51
           7.5.          Loans.......................................................................................... 52
           7.6.          Capital Expenditures........................................................................... 52
           7.7.          Dividends...................................................................................... 52
           7.8.          Indebtedness................................................................................... 52
           7.9.          Nature of Business............................................................................. 52
           7.10.         Transactions with Affiliates................................................................... 53
           7.11.         Intentionally Omitted.......................................................................... 53
           7.12.         Subsidiaries................................................................................... 53
           7.13.         Fiscal Year and Accounting Changes............................................................. 53
           7.14.         Pledge of Credit............................................................................... 53
           7.15.         Amendment of Certificate of Incorporation, By-
                         Laws........................................................................................... 53
           7.16.         Compliance with ERISA.......................................................................... 53

VIII.      CONDITIONS PRECEDENT......................................................................................... 54
           8.1.          Conditions to Initial Advances................................................................. 54
                         (a)        Note................................................................................ 54
                         (b)        Filings, Registrations and Recordings............................................... 54
                         (c)        Corporate Proceedings of Borrower................................................... 54
                         (d)        Incumbency Certificates of Borrower................................................. 54
                         (e)        Certificates........................................................................ 55
                         (f)        Good Standing Certificates.......................................................... 55
                         (g)        Legal Opinion....................................................................... 55
                         (h)        No Litigation....................................................................... 55
                         (i)        Financial Condition Certificate..................................................... 55
                         (j)        Collateral Examination.............................................................. 55
                         (k)        Fees................................................................................ 55
                         (l)        Operating Statements, Pro Forma Balance
                                    Sheet and Cash Flow Projections..................................................... 55
                         (m)        Insurance........................................................................... 56
                         (n)        Payment Instructions................................................................ 56
                         (o)        Blocked Accounts.................................................................... 56
                         (p)        Consents............................................................................ 56
                         (q)        No Adverse Material Change.......................................................... 56
                         (r)        Leasehold Agreements................................................................ 56
                         (s)        Net Worth........................................................................... 56
                         (t)        Contract Review..................................................................... 56
                         (u)        Closing Certificate................................................................. 57
                         (v)        Borrowing Base...................................................................... 57
                         (aa)       Other............................................................................... 57
           8.2.          Conditions to Each Advance..................................................................... 57
                         (a)        Representations and Warranties...................................................... 57
                         (b)        No Default.......................................................................... 57
                         (c)        Maximum Advances.................................................................... 58

IX.        INFORMATION AS TO BORROWER................................................................................... 58
           9.1.          Disclosure of Material Matters................................................................. 58
           9.2.          Schedules...................................................................................... 58
           9.3.          Environmental Reports.......................................................................... 59
           9.4.          Litigation..................................................................................... 59
           9.5.          Material Occurrences........................................................................... 59
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
           9.6.          Government Receivables......................................................................... 59
           9.7.          Annual Financial Statements.................................................................... 59
           9.8.          Quarterly Financial Statements................................................................. 60
           9.9.          Monthly Financial Statements................................................................... 60
           9.10.         Other Reports.................................................................................. 61
           9.11.         Additional Information......................................................................... 61
           9.12.         Projected Operating Budget..................................................................... 61
           9.13.         Securities Reports............................................................................. 61
           9.14.         Notice of Suits, Adverse Events................................................................ 61
           9.15.         ERISA Notices and Requests..................................................................... 62
           9.16.         Additional Documents........................................................................... 62

X.         EVENTS OF DEFAULT............................................................................................ 62

XI.        LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT................................................................... 65
           11.1.         Rights and Remedies............................................................................ 65
           11.2.         Agent's Discretion............................................................................. 66
           11.3.         Setoff......................................................................................... 67
           11.4.         Rights and Remedies not Exclusive.............................................................. 67

XII.       WAIVERS AND JUDICIAL PROCEEDINGS............................................................................. 67
           12.1.         Waiver of Notice............................................................................... 67
           12.2.         Delay.......................................................................................... 67
           12.3.         Jury Waiver.................................................................................... 67

XIII.      EFFECTIVE DATE AND TERMINATION............................................................................... 67
           13.1.         Term........................................................................................... 67
           13.2.         Termination.................................................................................... 68

XIV.       REGARDING AGENT.............................................................................................. 68
           14.1.         Appointment.................................................................................... 68
           14.2.         Nature of Duties............................................................................... 69
           14.3.         Lack of Reliance on Agent and Resignation...................................................... 69
           14.4.         Certain Rights of Agent........................................................................ 70
           14.5.         Reliance....................................................................................... 70
           14.6.         Notice of Default.............................................................................. 71
           14.7.         Indemnification................................................................................ 71
           14.8.         Agent in its Individual Capacity............................................................... 71
           14.9.         Delivery of Documents.......................................................................... 71
           14.10.        Borrower's Undertaking to Agent................................................................ 71

XIV.       MISCELLANEOUS................................................................................................ 72
           15.1.         Governing Law.................................................................................. 72
           15.2.         Entire Understanding........................................................................... 72
           15.3.         Successors and Assigns; Participations; New
                         Lenders........................................................................................ 73
           15.4.         Application of Payments........................................................................ 75
           15.5.         Indemnity...................................................................................... 75
           15.6.         Notice......................................................................................... 76
           15.7.         Survival....................................................................................... 77
           15.8.         Severability................................................................................... 77
           15.9.         Expenses....................................................................................... 77
           15.10.        Injunctive Relief.............................................................................. 77
           15.11.        Consequential Damages.......................................................................... 78
           15.12.        Captions....................................................................................... 78
           15.13.        Construction................................................................................... 78
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
           15.14.        Confidentiality................................................................................ 78
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                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT


     Revolving Credit and Security Agreement dated April 26, 1996 between SEAMAN
FURNITURE COMPANY, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), the financial institutions which are now or which become a party hereto (collectively, the "Lenders" and individually a "Lender"), NATWEST BANK N.A., as a Lender and THE BANK OF NEW YORK COMMERCIAL CORPORATION
("BNYCC"), a corporation organized under the laws of the State of New York, as agent for the Lenders (BNYCC, in such capacity, the "Agent").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

I.   DEFINITIONS.

     1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower for the fiscal year ended April 30, 1995.

     1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

     "Advances" shall mean and include the Revolving Advances and Letters of Credit.

     "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 35% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day or (ii) the Federal Funds
Rate in effect on such day plus 1/2 of 1%.


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     "Authority" shall have the meaning set forth in Section 4.19(d).

     "Bank" shall mean The Bank of New York.

     "Blocked Account" shall have the meaning set forth in Section 4.15(h).

     "Bond" shall mean the Town of Islip Industrial Development Agency's
Industrial Development Revenue Bond (Seaman Furniture of New York, Inc. Project
- - - - Series 1986) in the original principal amount of $6,000,000.

     "Borrower" shall mean Seaman Furniture Company, Inc., a Delaware corporation, and all permitted successors and assigns.

     "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 et seq.

     "Change of Ownership" shall mean the occurrence of one or more of the following events:

     (a) a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group ("Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise (other than any such event between one or more
Original Owners), have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended) of securities of Borrower representing 50% or more of the combined voting power of the then outstanding securities of Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of the directors; and

     (b) a Person or Group of Persons, together with any Affiliates thereof
(other than one or more Original Owners), shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Borrower such that such nominees, when added to any existing directors remaining on the Board of Directors of Borrower after such election who are Affiliates of such Person or Group of Persons, will constitute a majority of the Board of Directors of Borrower.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales,


                                       -2-


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use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

     "Closing Date" shall mean April 26, 1996 or such other date as may be agreed to by the parties hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

     "Collateral" shall mean and include:

          (a) all Receivables;

          (b) all General Intangibles;

          (c) all of Borrower's right, title and interest in and to (i) all merchandise repossessed by Borrower, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase relating to the Receivables; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, deposit accounts, money and securities relating to or evidencing the Receivables; and (v) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables;

          (d) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b) or (c) of this Paragraph; and

          (e) all proceeds and products of (a), (b), (c) and (d) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, credit insurance proceeds, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and documents.

     "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page


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hereof as same may be adjusted upon any assignment by a Lender pursuant to
Section 15.3(b) hereof.

     "Commitment Transfer Supplement" shall mean a document in the form of
Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

     "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include
(a) any amounts for any Indebtedness owing by an Affiliate of Borrower to Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower to Borrower, or (c) the cash surrender value of any life insurance policy.

     "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrower payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

     "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract


                                       -4-


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right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

     "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

     "Defaulting Lender" shall have the meaning set forth in Section 2.12 hereof.

     "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

     "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

     "EBIT" shall mean for any period the sum of (i) Borrower's net income for such period, (ii) all interest expense (net of interest income) of Borrower for such period and (iii) all charges against Borrower's income for such period for federal, state and local taxes.

     "Eligible Receivables" shall mean each Receivable arising in the ordinary course of Borrower's business and which Agent, in its reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice or other documentary evidence customarily issued by Borrower in the ordinary course of business. In addition, no Receivable shall be an Eligible
Receivable if:

     (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

     (b) (i) the required minimum payment associated with such Receivable is unpaid more than sixty (60) days after the due date or (ii) it arises out of a payment deferral program pursuant to which no payments are required for more than 120 days (the "Deferral Payment Period") from the date of delivery of the


                                       -5-


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underlying merchandise to Customer and such Deferral Payment Period has not expired.

     (c) such Customer fails to make two (2) or more consecutive payments on any Receivables from such Customer;

     (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached and such breach has not been cured within the applicable cure period, if any, provided herein;

     (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

     (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (h) Agent believes, in its reasonable credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

     (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C.
Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

     (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;


                                       -6-



     (k) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, to the extent of such offset, deduction, defense, dispute or counterclaim, or the Receivable is contingent in any respect or for any reason;

     (l) Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

     (m) shipment of the merchandise or the rendition of services has not been completed;

     (n) any return, rejection or repossession of the merchandise has occurred, to the extent of such return, rejection or repossession;

     (o) such Receivable is not payable to Borrower; or

     (p) such Receivable arises out of a sale made by Borrower during the period from April 1, 1995 to November 30, 1995 to a customer who purchased credit insurance utilizing Borrower's form of Retail Installment Credit Agreement dated April 1994; provided, however, that a portion of the Receivables which are ineligible under this paragraph (p) equal to 1/7 of the balance thereof will not be ineligible solely due to the operation of this paragraph (p) as of the first day of each month during the period from May 1996 to November 1996.

     (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

     "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

     "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the published rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

     "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one (1%) percent) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is three Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

     "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

     "Fee Letter" shall mean the fee letter dated March 13, 1996 between Borrower and BNYCC.

     "Fixed Charge Coverage" shall mean and include, with respect to any fiscal period, the ratio of (a) EBIT plus depreciation and amortization plus capitalized lease payments minus capital expenditures actually made during such period to (b) all Senior Debt Payments plus corporate income taxes actually paid during such period plus dividends actually paid during such period.


     "Formula Amount" shall have the meaning set forth in Section 2.1(a).

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

     "Guarantors" shall mean, collectively, Seaman Credit Corp., Seaman Furniture Company of Union Square, The Leather Works at Seaman, Inc., Seaman Receivables Corporation, RHM, Inc. and any other Subsidiary of Borrower formed on or after the Closing Date.

     "Guaranty" shall mean the guaranty of the obligations of Borrower executed by Guarantors in favor of Agent for the ratable benefit of Lenders.

     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

     "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

     "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

     "Inventory" shall mean all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the Preamble, and each Purchasing Lender and shall include each person which is a transferee, successor or assign of any Lender or any Purchasing Lender.

     "Lender Default" shall have the meaning set forth in Section 2.12 hereof.

     "Letters of Credit" shall have the meaning set forth in Section 2.7.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

     "LIBOR" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Bank three
(3) Business Days prior to the first day of such Interest Period for the offering by the Bank to prime commercial banks in the London interbank Eurodollar market of Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of Borrower and its Subsidiaries, taken as a whole, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent and Lenders' rights and remedies under this Agreement and the Other Documents.

     "Maximum Revolving Advance Amount" shall mean $40,000,000.

     "Net Income" for any fiscal period shall mean the net income of Borrower for such period as determined in accordance with GAAP (valuing Inventory on a first-in first-out basis).

     "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

     "Non-Defaulting Lenders" shall have the meaning set forth in Section 2.12 hereof.

     "Note" shall mean the Revolving Credit Notes.

     "Obligations" shall mean and include any and all of Borrower's Indebtedness and/or liabilities to Agent or the Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement or under any other agreement between Agent or the Lenders and Borrower and all obligations of Borrower to Agent or the Lenders to perform acts or refrain from taking any action.

     "Original Owners" shall mean T. Rowe Price Recovery Fund, L.P., M.D. Sass Associates, Inc. and Carl Marks Management Co., L.P. "Other Documents" shall mean the Note, the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

     "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and the commitment with respect thereto and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York 10104; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and each Lender to be the Payment Office.

     "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of the Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower in accordance with GAAP; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in
Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrower's business (x) which do not in the aggregate materially detract from the value of the Borrower's property or assets subject thereto or materially impair the use thereof or (y) which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) Liens disclosed on Schedule 1.2 and (i) leases and subleases of the Real Property of Borrower granted to other Persons which do not materially interfere with Borrower's business.

     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "Prepayment Date" shall have the meaning set forth in Section 13.1 hereof.

     "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

     "Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof.

     "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

     "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

     "Purchasing Lender" shall have the meaning set forth in Section 15.3 hereof.

     "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to Agent with a copy to Lenders.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

     "Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereof.

     "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness among Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services arising from credit cards issued by Borrower to its Customers, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent hereunder.

     "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(i) hereof.

     "Related Person" shall mean as to any Person, any other Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

     "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances.

     "Responsible Officers" shall mean Borrower's Chairman, President, chief executive officer, chief operating officer, chief financial officer and general counsel.

     "Revolving Advances" shall mean Advances made other than Letters of Credit.

     "Revolving Credit Notes" shall mean the promissory notes referred to in
Section 2.1(a) hereof.

     "Revolving Interest Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate plus one half of one percent (.50%) with respect to Domestic Rate Loans or (b) the sum of the Eurodollar Rate plus two and one quarter of one percent (2.25%) with respect to Eurodollar Rate Loans; provided, however, that the applicable interest rate shall be adjusted to a rate determined by adding the percentage set forth below to the Alternate Base Rate with respect to Domestic Rate Loans and to the Eurodollar Rate with respect to Eurodollar Rate Loans, commencing October 31, 1996 and tested as of the last day of each six (6) month period thereafter, based upon the Net Income of Borrower, as follows:


                                      Eurodollar
       Net Income                  Domestic Rate Loans      Rate Loans
       ----------                  -------------------      ----------
       >$5,000,000                        0.00%               1.75%
       >$4,000,000 <= $5,000,000           .25%               2.00%
       >$1,000,000 <= $4,000,000           .50%               2.25%
       >$1         <= $1,000,000           .75%               2.50%
       >$1                                1.00%               2.75%

Net Income shall be determined based on a rolling twelve month period. Any adjustment in the Revolving Interest Rate which results in a rate less than that in effect on the Closing Date shall be subject to the following conditions precedent: (i) no Default or Event of Default shall have occurred and be continuing, (ii) Borrower shall have Undrawn Availability of at least $5,000,000 for five (5) consecutive Business Days prior to the date of adjustment and (iii) Agent shall have received for the applicable six month period (within 45 days of the end of such six month period), the unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations for such period, which statements shall be accompanied by a certificate of the Borrower's Chief Financial Officer which shall certify that such statements are true and correct in all material respects and a schedule listing the Net Income for the prior twelve (12) month period. Any interest rate adjustment shall be effective (subject to the satisfaction of the foregoing conditions precedent, if applicable) (a) three (3) Business Days following the receipt by Agent of the financial statements referenced in subsection (iii) above for Domestic Rate Loans and after the expiration of such three (3) Business Day period for any Eurodollar Rate Loans requested thereafter and (b) at the end of the applicable Interest Period for existing Eurodollar Rate Loans. Any increase in the Revolving Interest Rate shall be retroactive to the date such financial statements should have been provided. Notwithstanding the foregoing, the Revolving Interest Rate shall be adjusted after giving effect to
Section 2.1(c).

     "Senior Debt Payments" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Revolving Advances hereunder, plus, (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) principal and interest payments on the Bond, plus (d) capitalized lease payments plus (e) payments with respect to any other Indebtedness for borrowed money.

     "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

     "Specified Receivables" shall mean, at a particular date, the aggregate amount of Eligible Receivables in existence on the last day of the immediately preceding month as determined by Agent.

     "SPS" shall mean SPS Payment Services, Inc.

     "SPS Agreement" shall mean the Services Agreement by and between Agent and SPS dated as of the Closing Date.

     "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Super-Majority Lenders" shall mean, collectively, BNYCC, NatWest and their successors.

     "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower.

     "Term" shall mean the Closing Date through April 25, 1999, as same may be extended in accordance with the provisions of Section 13.1.

     "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan (other than a Reportable Event not subject to the provision of a 30-day notice to PBGC); (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

     "Undrawn Availability" at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrower's trade creditors which are unpaid 15 days or more beyond normal trade terms.

     "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

     1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

     1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.  ADVANCES, PAYMENTS.

     2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

          (i) up to 65%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables; provided, however, in no event shall Advances on Eligible Receivables (I) arising out of a payment deferral program pursuant to which no payments are required for 120 days or less be greater than the lesser of (A) $20,000,000 or (B) 30% of Specified Receivables or (II) which are unpaid for between 31 and 60 days from the due date thereof be greater than the lesser of (A) $5,000,000 or (B) 10% of Specified Receivables, minus

          (ii) the aggregate amount of outstanding Letters of Credit, minus

          (iii) such reserves as Agent may reasonably deem proper and necessary from time to time.

     The amount derived from (x) Section 2.1(a)(y) (i) minus (y) Section 2.1(a)(y) (iii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a).

          (b) Discretionary Rights. The Receivables Advance Rate may be decreased by Agent at any time and from time to time if in the exercise of its reasonable business judgment Agent believes that a decrease is necessary due to, among other things, an increase in the dilution of the Receivables. The Receivables Advance Rate may be increased by Agent with the consent of Required

Lenders. Borrower consents to any such increases or decreases and acknowledges that decreasing the Receivables Advance Rate or increasing the reserves may limit or restrict Advances requested by Borrower. Agent shall give Borrower five
(5) days prior written notice of its intention to decrease the Receivables Advance Rate.

          (c) Overadvance. If Lenders, in their sole discretion permit the amount of outstanding Advances (including any amounts charged or chargeable hereunder to Borrower's account with Lenders) to exceed the Formula Amount and such excess exists for a period of at least five (5) days during any month, then the applicable Revolving Interest Rate for all outstanding Revolving Advances shall be increased by one-half of one percent (.50%) per annum and the applicable Letter of Credit Fee for all outstanding Letters of Credit shall be increased by one-twelve of one percent (.0833%) per month.

     2.2. Procedure for Revolving Advances Borrowing.

          (a) Borrower may notify Agent prior to 11:00 a.m. on a Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

          (b) Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, it shall give Agent at least three (3) Business Days' prior written notice; specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be a minimum of $1,000,000 or an integral multiple of $100,000 for amounts in excess of $1,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for 30, 60 or 90 days.

          (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that:

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the Bank's custom in the market to which such Eurodollar Rate Loan relates;

               (ii) no Interest Period shall end after the last day of the Term; and

               (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

     Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

          (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan or Domestic Rate Loan convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, it shall give the Agent not less than three (3) Business Days' prior written notice, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, the maximum amount of outstanding Revolving Advances consisting of Eurodollar Rate Loans in the aggregate at any time outstanding shall not exceed an amount equal to the lesser of (i) $35,000,000 or (ii) 95% of the aggregate amount of outstanding Revolving Advances. No more than ten (10) Eurodollar Rate Loans may be outstanding at any time.

          (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time, with accrued interest on the principal being prepaid to the date of such repayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

          (f) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. Agent and each affected Lender, as applicable, shall furnish Borrower with a certificate as to any additional amounts payable pursuant to the foregoing sentence including a calculation thereof in reasonable detail. Any such certificate shall be conclusive absent manifest error.

          (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of the Lender to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay such Lender, upon such Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan, as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such Eurodollar Rate Loan. Each affected Lender shall furnish to Borrower a certificate as to any additional amounts payable pursuant to the foregoing sentence, including a calculation thereof in reasonable detail. Any such certificate shall be conclusive absent manifest error.

     2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent the Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account currently at NatWest Bank N.A. or its successor, or such other bank as Borrower may designate following notification to Agent, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     2.4. Repayment of Advances.

          (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

          (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) day after the Business Day Agent receives such payment via wire transfer or electronic depositary check. Agent is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's account for the amount of any item of payment which is returned to Agent unpaid.

          (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's account or by making Advances as provided in Section 2.2 hereof.

          (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.5. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.6. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.7. Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $5,000,000 in the aggregate at any time, provided, however, that the maximum amount of outstanding standby Letters of Credit shall not exceed $1,000,000 in the aggregate at any time outstanding. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.7.

     2.8. Issuance of Letters of Credit.

          (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application"), a form of which is attached hereto as Exhibit 2.8, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than (a) six (6) months after such documentary Letter of Credit's date of issuance or (b) twelve (12) months after such standby Letter of Credit's date of issuance and in no event later than the last day of the Term provided that at the request of Borrower any standby Letter of Credit may contain terms providing for its automatic renewal for an additional term not to exceed the shorter of the original term of such Letter of Credit or twelve (12) months unless the issuer thereof provides to Borrower written notice of its intention not to renew such Letter of Credit at least sixty (60) days prior to the expiration of the original term thereof. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International

Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

     2.9. Requirements For Issuance of Letters of Credit.

          (a) In connection with the issuance of any Letter of Credit Borrower shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own; and neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for its own gross (not mere) negligence or willful misconduct.

          (b) Borrower shall authorize and direct any bank which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

          (c) Intentionally Omitted.

          (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all disbursements made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Revolving Advance made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled; or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.10. Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's account as a Revolving Advance and added to the Obligations.

     2.11. Manner of Borrowing and Payment.

          (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of the Lenders.

          (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Note shall be applied to the Revolving Advances pro rata according to the Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, on the due date thereof, in Dollars and in immediately available funds.

          (c) (i) Notwithstanding anything to the contrary contained in Sections 2.11(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

               (ii) Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

               (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

          (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender or benefitted Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

     2.12. Defaulting Lender.

          (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.12 while such Lender Default remains in effect.

          (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

          (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

          (d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this
Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.


III. INTEREST AND FEES.

     3.1. Interest. Interest on Advances shall be payable in arrears on the last day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal of Revolving Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate with respect to Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence and declaration of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

     3.2. Letter of Credit Fees.

     Borrower shall pay Agent (i) for the ratable benefit of the Lenders (A) for issuing or causing the issuance of a Letter of Credit, a fee ( the "Letter of Credit Fee") computed at a rate per annum of one percent (1.00%) on the outstanding amount thereof from time to time and (ii) Bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrower by Agent upon request). Such fees and charges shall be payable upon the opening of any Letter of Credit, monthly thereafter in advance and upon each increase in the face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

Upon and after the occurrence and declaration of an Event of Default and during the continuation thereof and following application as received of all amounts held by Agent to the payment of outstanding Obligations, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or out of any other funds of Borrower coming into Lender's possession at any time.

Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement or, if earlier, the date such Event of Default is no longer continuing.

     3.3. (a) Closing Fee. Upon the execution of this Agreement, Borrower shall pay to Agent for the ratable benefit of the Lenders a closing fee of $50,000.

          (b) Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent for the ratable benefit of the Lenders a fee at a rate equal to one quarter of one percent (.25%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month.

          (c) Borrower shall pay to Agent the fees set forth in the Fee Letter.

     3.4. Collateral Audit Fee. Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral auditing - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which collateral auditing is undertaken by Agent or for Agent's benefit - a collateral audit fee in an amount equal to Agent's then standard rate (currently $750.00 per day per person) performing such collateral auditing, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis, provided, however, so long as (i) no Event of Default has occurred and is continuing, (ii) there has been no deterioration in the Collateral, (iii) the Maximum Revolving Advance Amount is not increased, and (iv) there has been no other material changes in the credit facility, no more than one (1) such audit shall be performed by or at Agent's discretion in any fiscal quarter of Borrower.

     3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension.

     3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate permissible under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement, any Other Documents or any Eurodollar Rate Loan;

and the result of any of the foregoing is to increase the cost to Agent or Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify to Borrower in writing the amount of such additional cost or reduced amount including the calculation thereof in reasonable detail and such certification shall be conclusive absent manifest error.

     3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan;

then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made by the affected Lender as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan by the affected Lender which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans made by such affected Lender shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, the affected Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan made by such affected Lender into an affected type of Eurodollar Rate Loan.

     3.9. Capital Adequacy.

          (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section
3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. In no event shall Borrower be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender granting a participation to such Transferee had such Lender retained its interest in the Advances.

          (b) Agent or the affected Lender shall deliver to Borrower a certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a), including the calculation thereof in reasonable detail and such certification shall be conclusive absent manifest error.

IV.  COLLATERAL: GENERAL TERMS

     4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining a landlord waiver for each location where Borrower keeps its books and records, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral,
(iv) entering into lockbox and other
custodial arrangements satisfactory to Agent with respect to Receivables in accordance with Section 4.15(h), and (v) executing and delivering financing statements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account as a Revolving Advance and added to the Obligations, or, at the Agent's option, shall be paid to Agent for the ratable benefit of the Lenders immediately upon demand.

     4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise.

     4.4. Preservation of Collateral. Following the occurrence of an Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate, (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral and (c) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's account as a Revolving Advance and added to the Obligations.

     4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; and (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same.

     4.6. Defense of Agent's and Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Required Lenders' prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way any Inventory or any part of the Collateral, except for Permitted Encumbrances. Borrower shall defend Agent's interests in the Collateral against any and all persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At any time following the occurrence and during the continuation of an Event of Default, Borrower shall, upon Agent's request, and Agent may, at its option, instruct all Persons receiving or holding cash, checks, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     4.7. Books and Records. Borrower (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

     4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

     4.9. Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Lenders to protect Agent's Lien on or security interest in the Collateral. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to such assets so that such insurance shall remain in full force and effect.

     4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

     4.11. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers reasonably acceptable to Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which

Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least ten (10) Business Days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (b) above, and providing
(A) that all proceeds thereunder shall be payable to Borrower, except to the extent such proceeds constitute proceeds (as defined in the Uniform Commercial
Code) of the Collateral in which case such proceeds shall be payable to Agent,
(B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Borrower and not Agent and Borrower jointly; provided, however, any proceeds of credit insurance applicable to Receivables shall be paid directly to Agent. Borrower shall hold all proceeds of insurance which constitute proceeds of Collateral in trust for Agent and shall promptly remit such proceeds to Agent for application to the Obligations. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law.

     4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrower's account, and charge Borrower's account therefor and such expenses so paid shall be part of the Obligations.

     4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect to the extent such leases are necessary to the conduct of Borrower's business and, at Agent's request, will provide evidence of having done so.

     4.15. Receivables.

          (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

          (b) Solvency of Customers. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c) Locations of Borrower. Borrower's chief executive office is located at 300 Crossways Park Drive, Woodbury, New York 11797. Until written notice is given to Agent by Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

          (d) Collection of Receivables. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent or the Blocked Account in original form not later than two (2) Business Days after the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's account and added to the Obligations.

          (f) Power of Agent to Act on Borrower's Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power to do any of the following (which power shall only be exercised with respect to items (i), (ii), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) at any time after the occurrence and during the continuance of an Event of Default): (i) endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral; (ii) sign Borrower's name on any invoice relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) send verifications of Receivables to any Customer; (iv) sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's security interest in the Collateral and to file same; (v) demand payment of the Receivables; (vi) enforce payment of the Receivables by legal proceedings or otherwise; (vii) exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) settle, adjust, compromise, extend or renew the Receivables; (ix) settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default to change the address for delivery of mail addressed to Borrower to such address as Agent may designate.

          (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom so long as Agent and any applicable Lender act in a commercially reasonable manner in realizing upon the Receivables. Following the occurrence and during the continuance of an Event of Default Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

          (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by SPS or Borrower into a lockbox account, dominion account or such other "blocked account" (the "Blocked Account") as Agent may require pursuant to an arrangement with National City Bank or such other bank as may be selected by Borrower and be acceptable to Agent; provided, however, that Borrower shall not be required to establish a new lockbox account absent the occurrence and continuance of an Event of Default. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "blocked account" shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited other than with respect to returned checks and the customary fees of said bank. Agent assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, at any time after the occurrence and during the continuance of an Event of Default, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Account.

          (i) Adjustments. Borrower will not compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower. In the event Borrower changes the payment terms with respect to any existing Receivable, such Receivable shall not be deemed an Eligible Receivable. Borrower shall notify Agent of any such change in payment terms.

     4.16. Inventory. To the extent any Inventory is manufactured by Borrower, it shall be manufactured in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17. Maintenance of Equipment. All Equipment useful and necessary in Borrower's business shall be maintained in good operating condition and repair (reasonable wear and tear and immaterial impairments of value excepted) and all maintenance service and repairs shall be provided as may be necessary for such purpose. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation, except for any such violations as could not reasonably be expected to have a Material Adverse Effect.

     4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

     4.19. Environmental Matters. (a) Borrower shall ensure that the Real Property remains in compliance with all Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect and it will not place reportable quantities of or permit to be placed reportable quantities of any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities or permitted by such law or governmental authorities.

          (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect which system shall include periodic reviews of such compliance.

          (c) Borrower shall (i) employ in connection with its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect and (ii) dispose of any and all Hazardous Waste generated at the Real Property in accordance with applicable Environmental Laws except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within fifteen (15) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

          (e) Borrower shall promptly forward to Agent copies of any Environmental Complaint and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

          (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect and such failure to act or comply shall continue for thirty (30) days, or with the prior written consent of Agent (which consent shall not be unreasonably withheld), such longer period of time as shall be reasonably necessary, provided, such delay could not subject the Collateral or the Real Property to a Lien and if Borrower is not contesting the law in accordance with the terms hereof and during such contest no Liens or fines could be imposed against Borrower or on the Collateral, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower. The choice of contractor or engineer employed by Agent and the form of contract and scope of service and insurance coverage shall be subject to the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed.

          (g) Promptly upon the written request of Agent from time to time, which request shall only be made when Agent either becomes aware that a Hazardous Discharge has occurred or an Environmental Complaint has been made, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property that may be required by the appropriate Authority. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If a Governmental Body requires an abatement, clean-up or removal of such Hazardous Discharges and the estimated costs for such work individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses. Any reports, audits or information received by Agent hereunder shall be held subject to the provisions of Section 15.14 hereof.

          (h) Borrower shall defend and indemnify Agent and the Lenders and hold Agent, the Lenders and their respective employees, agents, affiliates, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender or any of their respective employees, directors, officers or agents who are acting in accordance with the instructions of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

     4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

     4.21. Inventory. Until the Obligations have been paid in full and this Agreement has been irrevocably terminated, Borrower shall not, without Super-Majority Lenders' prior written consent, pledge, sell (except in the ordinary course of business), assign, transfer, create or suffer to exist a lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any of the Inventory.

V.   REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants as follows:

     5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower is a party or by which it or its property may be bound.

     5.2. Formation and Qualification. (a) Borrower is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

          (b) The only Subsidiaries of Borrower are listed on Schedule 5.2. No Subsidiary is engaged in any business other than its present business, if any, as specified on Schedule 5.2 and no Subsidiary shall engage, in any capacity, in any other business. Any Subsidiary that is currently inactive shall hereafter remain inactive at all times.

     5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4. Tax Returns. Borrower's federal tax identification number is 112751205. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all tax years prior to and including the tax year ending October 31, 1988. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5. Financial Statements.

          (a) The pro forma balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and is accurate, complete and correct and fairly reflects the financial condition of Borrower as of March 31, 1996 and has been prepared in all material respects in accordance with

GAAP, consistently applied, except as may be disclosed in such financial statements. The Pro Forma Balance Sheet of Borrower has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrower.

          (b) The four quarterly cash flow projections of Borrower for the fiscal period ending April 30, 1997 and its projected balance sheets for such period, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which Borrower believes provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The Projections together with the Pro Forma Balance Sheet are referred to as the "Pro Forma Financial Statements".

          (c) The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of January 31, 1996, and the related statements of income, cash flow and changes in stockholder's equity for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly in all material respects the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since January 31, 1996 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of the assets owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     5.6. Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7. O.S.H.A. and Environmental Compliance.

          (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations, except for such citations, notices or orders as could not reasonably be expected to have a Material Adverse Effect.

          (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except for those the absence of which could not reasonably be expected to have a Material Adverse Effect.

          (c) (i) Except as set forth on Schedule 5.7(a), there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) to the best of Borrower's knowledge, there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (iii) to the best of Borrower's knowledge, the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) to the best of Borrower's knowledge, no Hazardous Substances are present on the Real Property or any premises leased by Borrower, except for such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

     5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

          (a) Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

          (b) Except as disclosed in Schedule 5.8(b), Borrower is not a party to any pending or, to the best of Borrower's knowledge, threatened litigation, arbitration, actions or proceedings which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

          (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in

Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; to the best of Borrower's knowledge, there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design rights tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

     5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower
(a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

     5.11. Default of Indebtedness. Borrower is not in default (beyond any applicable grace period) in the payment of the principal of or interest on any Indebtedness in respect of borrowed money having an aggregate outstanding principal amount in excess of $100,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued if the effect of such default is to cause or permit such Indebtedness to become due prior to its stated maturity and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder having such effect.

     5.12. No Default. Borrower is not in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

     5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14. No Labor Disputes. Borrower is not involved in any labor dispute which could reasonably be expected to have a Material Adverse Effect; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule 5.14 hereto.

     5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.17. Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.18. Conflicting Agreements. No provision of any material mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.19. Application of Certain Laws and Regulations. Borrower is not subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.20. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the sale of furniture and activities necessary or incidental to the conduct of such business. On the Closing Date, Borrower will own or lease all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

VI.  AFFIRMATIVE COVENANTS.

     Borrower shall, until payment in full of the Obligations and termination of this Agreement:

     6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrower for all such fees and expenses.

     6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     6.3. Violations. Promptly notify Lenders in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

     6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

     6.5. Tangible Net Worth. Maintain a Tangible Net Worth at the end of each fiscal quarter in an amount not less than the amount set forth opposite each fiscal quarter set forth below:

     FISCAL QUARTER ENDED                             TANGIBLE NET WORTH
     --------------------                             ------------------
     April 30, 1996                                      $ 98,400,000

     July 31, 1996                                       $ 99,600,000
     October 31, 1996                                    $101,175,000
     January 31, 1997                                    $102,225,000
     April 30, 1997                                      $103,800,000
     July 31, 1997                                       $104,800,000
     October 31, 1997                                    $105,800,000
     January 31, 1998                                    $108,000,000
     April 30, 1998                                      $111,000,000
     July 31, 1998                                       $112,000,000
     October 31, 1998                                    $114,000,000
     January 31, 1999                                    $116,000,000
     April 30, 1999                                      $119,250,000

     6.6. Net Income. Maintain for each four consecutive quarter period commencing with the four quarter period ended April 30, 1996, a net income level of at least $2,500,000.

     6.7. Indebtedness to Net Worth. Maintain for each four consecutive quarter period commencing with the four quarter period ended April 30, 1996, a ratio of Indebtedness to Tangible Net Worth of less than .8 to 1.0.

     6.8. Fixed Charge Coverage. Maintain for each four quarter period ending at the quarter end set forth below a Fixed Charge Coverage ratio of not less than the ratio set forth below:

     Four Quarter Period Ended                           Fixed Charge Coverage
     -------------------------                           ---------------------
            April 30, 1996                                     1.00 to 1.0
            July 31, 1996                                      1.10 to 1.0
            October 31, 1996                                   1.10 to 1.0
            January 31, 1997                                   1.10 to 1.0
            April 30, 1997                                     1.10 to 1.0
            July 31, 1997                                      1.00 to 1.0
            October 31, 1997                                   1.00 to 1.0
            January 31, 1998                                   1.00 to 1.0
            April 30, 1998                                     1.25 to 1.0
            July 31, 1998                                      1.00 to 1.0
            October 31, 1998                                   1.00 to 1.0
            January 31, 1999                                   1.00 to 1.0
            April 30, 1999                                     1.50 to 1.0

     6.9. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

     6.10. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as shall be required in accordance with GAAP, except as otherwise provided in Section 4.13 hereof, subject at all times to any applicable subordination arrangement in favor of Lenders.

     6.11. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
those to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII. NEGATIVE COVENANTS.

     Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1. Merger, Consolidation, Acquisition and Sale of Assets.

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it except that (i) any Subsidiary may merge or consolidate with another Subsidiary, or (ii) so long as (x) no Event of Default or Default would exist prior to or after giving effect to the merger, and (y) the Subsidiary does not have a negative Tangible Net Worth (taking contingent liabilities into account), any Subsidiary may (so long as Borrower is the surviving corporation) merge with Borrower.

          (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business, provided, however, that nothing herein shall prohibit (i) Borrower from consummating the sale of vacant land located in Logan Township, New Jersey owned by Paralax Development Industries, Inc., a wholly owned Subsidiary of Borrower or (ii) the sale of assets in any fiscal year having an aggregate fair market value not in excess of $1,000,000 outside of the ordinary course of business.

     7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

     7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the ordinary course of business up to an aggregate amount of $250,000 outstanding at any time and (c) the endorsement of checks in the ordinary course of business.

     7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

     7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $100,000 at any time outstanding.

     7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets in an amount in excess of $4,750,000 for the 1997 fiscal year, $4,500,000 for the 1998 fiscal year, and $4,500,000 for the 1999 fiscal year. Notwithstanding the foregoing, unutilized capital expenditures up to $1,000,000 for any one fiscal year may be utilized in the immediately following fiscal year and the amount of any deferred finance cost shall not be included in capital expenditures for purposes of this Section 7.6.

     7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock and, following receipt by Agent of the audited year end financial statements of Borrower for any fiscal year, dividends in an amount equal to no more than 50% of Net Income for such prior fiscal year provided that prior to and after giving effect to such dividend no Default or Event of Default shall be in existence) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

     7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for borrowed money (exclusive of trade debt) except in respect of
(i) Indebtedness to Lenders under this Agreement, (ii) Indebtedness incurred to finance capital expenditures permitted under Section 7.6 hereof and (iii) the Bond and any refinancing thereof in a principal amount not to exceed $7,000,000.

     7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

     7.11. Intentionally Omitted.

     7.12. Subsidiaries.

          (a) Form any Subsidiary unless such Subsidiary enters into a guaranty in the form of the Guaranty executed by each Guarantor on the Closing Date.

          (b) Enter into any partnership, joint venture or similar arrangement.

     7.13. Fiscal Year and Accounting Changes. Change its fiscal year from April 30 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.14. Pledge of Credit. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

     7.15. Amendment of Certificate of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws unless required by law.

     7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d); (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d); (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify the Lender of the occurrence of any Termination Event; (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan; (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

VIII. CONDITIONS PRECEDENT.

     8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a) Note. Agent and each Lender shall have received a Note duly executed and delivered by an authorized officer of Borrower;

          (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (c) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and any related agreements (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (d) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant

Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (e) Certificates. Agent shall have received a copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower certified as accurate and complete by the Secretary of Borrower;

          (f) Good Standing Certificates. Agent shall have received good standing certificates for Borrower dated not more than thirty (30) days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

          (g) Legal Opinion. Agent shall have received the executed legal opinion of Jones, Day, Reavis & Pogue in form and substance satisfactory to the Lenders which shall cover such matters incident to the transactions contemplated by this Agreement, the Note and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent;

          (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Lenders, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of the Lenders, have a Material Adverse Effect on Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business shall have been issued by any Governmental Body;

          (i) Financial Condition Certificate. Agent shall have received an executed Officers' Certificate in the form of Exhibit 8.1(i).

          (j) Collateral Examination. Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to the Lenders, of the Collateral of Borrower and all books and records in connection therewith;

          (k) Fees. Agent shall have received all fees payable to Agent and the Lenders on or prior to the Closing Date pursuant to Article III hereof;

          (l) Operating Statements, Pro Forma Balance Sheet and Cash Flow Projections. Agent shall have received copies of the current operating statements of Borrower and the Pro Forma Balance Sheet forecasted for the twelve-month period following the Closing Date and cash flow projections of Borrower for the term of the facility on an annual basis which shall reflect the Borrower's ability to meet its obligations as they mature and which shall be satisfactory in all respects to Lenders;

          (m) Insurance. Agent shall have received in form and substance satisfactory to Agent, copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

          (n) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

          (o) Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

          (p) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

          (q) No Adverse Material Change. (i) since January 31, 1996, there shall not have occurred (x) any material adverse change in the financial condition, operations, properties or prospects of Borrower, (y) any material damage or destruction to any of the Collateral or any material depreciation in the value thereof and (z) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to the Lenders shall have been proven to be inaccurate or misleading in any material respect;

          (r) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Lender with respect to the premises leased by Borrower located at 300 Crossways Park Drive, Woodbury, New York 11797;

          (s) Net Worth. Agent shall have received the Pro Forma Balance Sheet reflecting a post closing Net Worth of at least $98,400,000;

          (t) Contract Review. Agent shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all material respects to Agent;

          (u) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Documents are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (v) Borrowing Base. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

          (w) Undrawn Availability. After giving effect to the initial Advances hereunder, Borrower shall have Undrawn Availability of at least $2,000,000;

          (x) SPS Agreement. Agent shall have received the duly executed SPS Agreement, in form and substance satisfactory to Required Lenders;

          (y) Guaranties. Agent shall have received the duly executed Guaranty, in form and substance satisfactory to Required Lenders.

          (z) Securitization. All outstanding Receivables generated by Borrower shall be owned by Borrower free and clear of all Liens and the securitization program shall have been unwound and terminated; and

          (aa) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Agreement shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

     8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any Other Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

          (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.  INFORMATION AS TO BORROWER.

     Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1. Disclosure of Material Matters. Promptly but in any event within five
(5) days after a Responsible Officer learns thereof, report to Agent and Lenders all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2. Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month accounts receivable ageings and monthly accounts receivable balances by special promotion. In addition, Borrower will make available to Agent at such intervals as Agent may require (items as described in (ii) and (iii) to be made available on the premises of Borrower):
(i) confirmatory assignment schedules, (ii) copies of Customers' invoices and credit card balances with Borrower, (iii) evidence of shipment or delivery, (iv) copies of all reports and other information provided to Borrower by SPS, (v) a schedule indicating the outstanding balance of the Receivables that arose out of sales made by Borrower to its Customers during the period commencing April 1, 1995 through and including November 30, 1995 who purchased credit insurance utilizing Borrower's form of Retail Installment Credit Agreement dated April 1994 and (vi) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances, a month end reconciliation between the Blocked Account balance and Borrower's accounts receivable ageings summary and Agent's records and the outstanding accounts receivable and a list of the payment deferral programs Borrower offers its Customers. Borrower shall, and shall cause SPS to, provide Agent with a detailed accounts receivable ageing of its outstanding accounts receivable within three (3) Business Days of Agent's request for same. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3. Environmental Reports. Furnish Agent and Lenders, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate of Borrower signed by the President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health, except to the extent non-compliance would not have a Material Adverse Effect. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

     9.4. Litigation. Promptly after a Responsible Officer learns thereof, notify Agent and Lenders in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     9.5. Material Occurrences. Promptly after a Responsible Officer learns thereof, notify Agent and Lenders in writing, of the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly in all material respects, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject Borrower to a tax imposed by Section 4971 of the Internal Revenue Code;
(d) each and every default by Borrower which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

     9.6. Government Receivables. Notify Agent and Lenders immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7. Annual Financial Statements. Furnish Agent and Lenders within ninety
(90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated and consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.6 hereof.

     9.8. Quarterly Financial Statements. Furnish Agent and Lenders within 45 days after the end of each fiscal quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and the absence of footnote disclosures. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.6 hereof.

     9.9. Monthly Financial Statements. Furnish Agent and Lenders within thirty
(30) days after the end of each month, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.6 hereof.

     9.10. Other Reports. Furnish Agent and Lenders as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send or be obligated to send to all of its stockholders.

     9.11. Additional Information. Furnish Agent and Lenders with such additional information as Agent and Lenders shall reasonably request in order to enable Agent and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound, and (d) notice of any changes Borrower establishes in its credit criteria with respect to the credit cards it offers its Customers.

     9.12. Projected Operating Budget. Furnish Agent and Lenders, no later than the beginning of each of Borrower's fiscal years commencing with fiscal year 1997, a quarter by quarter projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.13. Securities Reports. Furnish Agent and Lenders with copies of all Reports filed by Borrower with the Securities and Exchange Commission.

     9.14. Notice of Suits, Adverse Events. Within five (5) Business Days after a Responsible Officer learns thereof, furnish Agent and Lenders with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

     9.15. ERISA Notices and Requests. Furnish Agent and Lenders with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.   EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

     10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3. failure by Borrower to (i) furnish financial information when due or within a reasonable time after a request therefor, or (ii) permit the inspection of its books or records;

     10.4. issuance of a notice of Lien other than with respect to any Permitted Encumbrance, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within thirty (30) days;

     10.5. failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document now or hereafter entered into between Borrower and the Lenders except for a failure or neglect of Borrower to perform, keep, or observe any term, provision, condition or covenant described in Sections 4.7, 4.9, 4.11, 4.13, 4.14, 4.17, 6.1, 6.3, 6.4, 9.4, 9.6, or 9.15 which is cured within thirty (30)
days from the occurrence of such failure or neglect;

     10.6. any judgment is rendered or judgment liens filed against Borrower in an amount in excess of $1,000,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

     10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. any Subsidiary of Borrower, or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     10.10. any change in Borrower's business, operations, financial condition or prospects which is not otherwise covered in this Article X, and which in Lenders' reasonable credit judgment materially impairs the Collateral or the ability of Borrower to perform its Obligations under this Agreement (a "Material Change"); provided, however, a loss or change in any major product suppliers to Borrower shall not constitute a Material Change provided Agent promptly receives written notice of such loss or change;

     10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest except for those Liens which cease to be perfected solely as a result of Agent's failure to file continuation statements for previously filed Uniform Commercial Code financing statements;

     10.12. Borrower shall (i) default in any payment of principal or interest on any Indebtedness (other than the Obligations) if the outstanding principal (or capitalized) amount of such Indebtedness is $250,000 or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness, or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired;

     10.13. termination or breach of any Guaranty delivered to Agent for the benefit of Lenders in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of or its liability under, any such Guaranty;

     10.14. any Change of Ownership shall occur;

     10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

     10.16. if any license, permit, patent, trademark or tradename of Borrower, which is material to the continuation of Borrower's business (a) shall be revoked or terminated pursuant to a final judgment or final order of any Governmental Body which is not subject to appeal, review or a certiorari proceeding; or (b) shall be suspended for a period of more than thirty (30) days;

     10.17. any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower in any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could reasonably be expected to have a Material Adverse Effect on Borrower; or

     10.19. the SPS Agreement shall be terminated prior to any termination date specified therein or not be renewed at least one hundred eighty (180) days prior to any termination date specified therein and a replacement servicing arrangement with respect to the Receivables reasonably acceptable to Required Lenders shall not be in effect.


XI.  LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and the Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default and as long as any Event of Default is continuing, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower and Lenders reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use (a) all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and the Lenders therefor.

     Notwithstanding anything to the contrary contained in this Section 11.1, in the event of an Event of Default pursuant to Section 10.10 occurs and no other Event of Default shall have occurred and be continuing, then Lenders shall not declare all or any part of the Obligations due and payable based solely on such Event of Default for a period of thirty (30) days from the date such Event of Default occurred.

     11.2. Agent's Discretion. Subject to the terms of this Agreement, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

     11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and during the continuation of an Event of Default hereunder, Agent and such Lender shall have a right to apply any of Borrower's property held by Agent and such Lender or by the Bank to reduce the Obligations.

     11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII. WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT

TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII. EFFECTIVE DATE AND TERMINATION.

     13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrower shall pay an early termination fee in an amount equal to (x) $375,000 if the Prepayment Date occurs from the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $250,000 if the Prepayment Date occurs from the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $75,000 if the Prepayment Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date. Notwithstanding the foregoing, if Borrower elects to prepay the Obligations in full prior to the last day of the Term by refinancing the Obligations with The Bank of New York's Middle Market area, then no early termination fee shall be charged to Borrower with respect to BNYCC's portion of the outstanding Obligations.

     13.2. Termination. The termination of the Agreement shall not affect any of Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

XIV. REGARDING AGENT.

     14.1. Appointment. Each Lender hereby designates BNYCC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section
3.4 and the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

     14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

     Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6. Notice of Default. Except with respect to an Event of Default referred to in Section 10.1, Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's willful misconduct or gross (not mere) negligence.

     14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9. Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

     14.10. Borrower's Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.


XIV. MISCELLANEOUS.

     15.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lenders to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against the Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

     15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Lenders:

          (i) increase the Commitment Percentage of any Lender.

          (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

          (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

          (iv) release any Collateral during any calendar year having an aggregate value in excess of $500,000.

          (v) change the rights and duties of Agent.

          (vi) amend the definition of Eligible Receivables or the definition of Receivables Advance Rate.

Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     (c) Neither Agent nor any Lender may add or delete any provision of Articles VI or VII or otherwise change, vary or waive the violation by Borrower in the performance or observance of any affirmative covenant set forth in
Article VI herein or any negative covenant set forth in Article VII herein without the consent of the Super-Majority Lenders. This Section 15(c) may not be altered, amended or modified without the consent of the Super- Majority Lenders.

15.3. Successors and Assigns; Participations; New Lenders.

          (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

          (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

          (c) Any Lender may with the written consent of Borrower and Agent (which consent shall not be unreasonably withheld or delayed) sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $10,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing

Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender in accordance with the provisions of this
Section 15.3(c) and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

          (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

          (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

     15.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     15.5. Indemnity. Borrower shall indemnify Agent and each Lender and their officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

     15.6. Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

     (A)  If to Agent or                       The Bank of New York
                 BNYCC at:                     Commercial Corporation
                                               1290 Avenue of the Americas
                                               New York, New York 10104
                                               Attention:  Robert Nuytkens
                                               Telephone:  (212) 408-4097
                                               Telecopier: (212) 408-4317

                 with a copy to:               Hahn & Hessen LLP
                                               350 Fifth Avenue
                                               New York, New York 10118
                                               Attention:  Steven J. Seif, Esq.
                                               Telephone:  (212) 736-1000
                                               Telecopier: (212) 594-7167

     (B) If to Lender other than Agent, as specified on the signature pages hereof

     (C)  If to Borrower, at:                  Seaman Furniture Company, Inc.
                                               300 Crossways Park Drive
                                               Woodbury, New York 11797
                                               Attention: Peter McGeough

                                               Telephone: (516) 496-9560
                                               Telecopier: (516) 682-1610

                 with a copy to:               Seaman Furniture Company, Inc.
                                               300 Crossways Park Drive
                                               Woodbury, New York 11797
                                               Attention: Robert N. Webber, Esq.
                                                                Lawrence Winslow
                                               Telephone: (516) 682-1614
                                               Telecopier: (516) 682-1610

                 and                           Jones, Day, Reavis & Pogue
                                               599 Lexington Avenue
                                               New York, New York  10022
                                               Attention: John J. Hyland, Esq.
                                               Telephone: (212) 326-3959
                                               Telecopier: (212) 755-7306

     15.7. Survival. The obligations of Borrower under Sections 2.2(f), 3.7, 3.8, 3.9 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of the Lenders and the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's account and shall be part of the Obligations.

     15.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     15.11. Consequential Damages. Neither Lenders nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.11. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15.13. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     15.14. Confidentiality. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and
(c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     Each of the parties has signed this Agreement as of the day and year first above written.

                                   SEAMAN FURNITURE COMPANY, INC.

                                   By:________________________________
                                      Peter McGeough,
                                      Executive Vice President
[SEAL]
                                   300 Crossways Park Drive
                                   Woodbury, New York 11797

                                   THE BANK OF NEW YORK COMMERCIAL
                                   CORPORATION, as Lender and as Agent

                                   By:_______________________________
                                      Robert Nuytkens, Vice President

                                   1290 Avenue of the Americas
                                   New York, New York 10104

                                   Commitment Percentage:  50%

                                   NATWEST BANK N.A.

                                   By:________________________________
                                      Christopher Mendelsohn,
                                      Vice President

                                   100 Jericho Quadrangle
                                   Jericho, New York 11753

                                   Commitment Percentage:  50%

STATE OF NEW YORK                 )
                                  ) ss.
COUNTY OF NEW YORK                )


     On this 26th day of April, 1996, before me personally came Peter McGeough, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President of Seaman Furniture Company, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                         ------------------------------
                                                 NOTARY PUBLIC


STATE OF NEW YORK                 )
                                  ) ss.
COUNTY OF NEW YORK                )


     On this 26th day of April, 1996, before me personally came Robert Nuytkens, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York Commercial Corporation, the corporation described in and which executed the foregoing instrument and that he is authorized to sign his name thereto.


                                         ------------------------------
                                                 NOTARY PUBLIC


STATE OF NEW YORK                 )
                                  ) ss.
COUNTY OF NEW YORK                )


     On this 26th day of April, 1996, before me personally came Christopher Mendelsohn, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of NATWEST BANK N.A., the national association described in and which executed the foregoing instrument and that he is authorized to sign his name thereto.


                                         ------------------------------
                                                 NOTARY PUBLIC